UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 14, 2011

_____________________________

CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Texas	001-09645	74-1787539
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

9.0% Priority Guarantee Notes Due 2021

On June 14, 2011, Clear Channel Communications, Inc. (“CCU”) completed the sale to several initial purchasers represented by Citigroup Global Markets Inc. and Goldman, Sachs & Co. (the “Initial Purchasers”) of an additional $750 million in aggregate principal amount of its 9.0% Priority Guarantee Notes due 2021 (the “New Notes”) at an issue price of 93.845% of the principal amount of the New Notes plus accrued interest from February 23, 2011, in a private placement to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.  The New Notes were issued as additional notes under the indenture, dated as of February 23, 2011 (the “Indenture”), among CCU, Clear Channel Capital I, LLC, the subsidiary guarantors named therein (collectively with Clear Channel Capital I, LLC, the “Guarantors”), Wilmington Trust FSB, as trustee (the “Trustee”), and the other agents named therein, under which CCU previously issued $1.0 billion aggregate principal amount of its 9.0% Priority Guarantee Notes due 2021 (the “Existing Notes”).

Of the proceeds from the issuance of the New Notes, CCU intends to use (i) $203.8 million to repay at maturity a portion of CCU’s 5% legacy notes which mature in March 2012 and (ii) the remaining $500 million for general corporate purposes (to replenish cash on hand that CCU previously used to pay legacy notes at maturity on March 15, 2011 and May 15, 2011).  The $500 million of proceeds available for general corporate purposes may be used to repay indebtedness, including repaying indebtedness outstanding under CCU’s revolving credit facilities (without reducing or terminating the associated commitments).  In addition, such proceeds may be used in connection with one or more future transactions involving a permanent repayment of a portion of CCU’s senior secured credit facilities as part of CCU’s long-term efforts to optimize its capital structure.  CCU used cash on hand to pay fees and expenses in connection with the offering.

Supplemental Indenture

The New Notes were issued pursuant to a supplemental indenture to the Indenture, dated as of June 14, 2011, between CCU and the Trustee (the "Supplemental Indenture").

The Existing Notes and New Notes (collectively, the “Notes”) have identical terms and are treated as a single class.  The Notes mature on March 1, 2021 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2011. The Notes are CCU’s senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the Guarantors.  The Notes, and the Guarantors' obligations under the guarantees, are secured by (1) a lien on (a) the capital stock of CCU and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain legacy notes of CCU), in each case equal in priority to the liens securing the obligations under CCU's senior secured credit facilities, subject to certain exceptions, and (2) a lien on the accounts receivable and related assets securing CCU's receivables based credit facility junior in priority to the lien securing CCU's obligations thereunder, subject to certain exceptions.

CCU may redeem the Notes at its option, in whole or part, at any time prior to March 1, 2016, at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. CCU may redeem the Notes, in whole or in part, on or after March 1, 2016, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time on or before March 1, 2014, CCU may elect to redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The Indenture contains covenants that limit CCU’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of CCU’s existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of CCU’s assets. The Indenture contains covenants that limit Clear Channel Capital I, LLC's and CCU's ability and the ability of its restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Notes. The Indenture also provides for customary events of default.

The foregoing description is qualified in its entirety by reference to the complete text of the Supplemental Indenture filed as Exhibit 4.1 hereto and incorporated herein by reference and to the complete text of the Indenture filed as Exhibit 4.1 to CCU’s Form 8-K filed on February 24, 2011 and incorporated herein by reference.

Registration Rights Agreement

On June 14, 2011, in connection with the private placement of the New Notes, CCU, the Guarantors and the Initial Purchasers entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require CCU and the Guarantors to (i) use their commercially reasonable efforts to file with the Securities and Exchange Commission not later than September 21, 2011 a registration statement with respect to an offer to exchange the New Notes for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the New Notes (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) use their commercially reasonable efforts to cause the registration statement to become effective no later than November 20, 2011; (iii) use their commercially reasonable efforts to commence the exchange offer no later than 10 business days after the effective time of the registration statement; and (iv) in certain circumstances, file a shelf registration statement for the resale of the New Notes.  If CCU and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then CCU will be required to pay additional interest to the holders of the New Notes, up to a maximum additional interest rate of 0.50% per annum.

The foregoing description is qualified in its entirety by reference to the complete text of the Registration Rights Agreement filed as Exhibit 4.2 hereto and incorporated herein by reference.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01                      Other Events

On June 14, 2011, CCU announced the issuance of the New Notes.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

	4.1	Supplemental Indenture, dated as of June 14, 2011, among Clear Channel Communications, Inc.
and Wilmington Trust FSB, as Trustee.
	4.2	Exchange and Registration Rights Agreement, dated June 14, 2011, by and among Clear Channel
Communications, Inc., Clear Channel Capital I, LLC, certain subsidiary guarantors named therein and the initial purchasers named therein.
	99.1	Press Release issued by Clear Channel Communications, Inc. on June 14, 2011 announcing the closing of the $750 million Priority Guarantee Notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: June 14, 2011	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of June 14, 2011, among Clear Channel Communications, Inc.
and Wilmington Trust FSB, as Trustee.
4.2	Exchange and Registration Rights Agreement, dated June 14, 2011, by and among Clear Channel
Communications, Inc., Clear Channel Capital I, LLC, certain subsidiary guarantors named therein and the initial purchasers named therein.
99.1	Press Release issued by Clear Channel Communications, Inc. on June 14, 2011announcing the closing of the $750 million Priority Guarantee Notes offering.